EXHIBIT 10.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN ELECTROMEDICS CORP.

         AMERICAN ELECTROMEDICS CORP, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: The Board of Directors of the Corporation duly adopted resolutions at a special meeting of the Board of Directors held in accordance with Section 141 of the General Corporation Law of the State of Delaware (the "DGCL"), setting forth proposed amendments (the "Amendments") to the Certificate of Incorporation of the Corporation, declaring the Amendments to be advisable and calling for submission of the Amendment to the stockholders of the Corporation pursuant to
         Section 242 of the DGCL, and stating that the Amendments would be effective only after approval thereof by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

                  SECOND: The Certificate of Incorporation of the Corporation is hereby amended by amending Article FIRST of the Certificate of Incorporation to read as follows:

                           "FIRST: The name of the corporation is Equidyne Corporation (the "Corporation")."

                  THIRD: The Certificate of Incorporation of the Corporation is hereby amended by: (i) amending the first sentence of Article FOURTH of the Certificate of Incorporation to read as follows:

                           "A. Authorized Shares. The total number of shares of
                               -----------------
                           stock which the Corporation shall have authority to issue is Thirty-Six Million (36,000,000), of which Thirty-Five Million (35,000,000) shall be common stock, $0.10 par value (the "Common Stock"), and One Million (1,000,000) shall be preferred stock, $.01 par value (the "Preferred Stock")";

         (ii) inserting a new subheading before the first word of the second paragraph of Article FOURTH of the Certificate of Incorporation to read as follows:

                           "B.  Provisions relating to Preferred Stock."; and
                                --------------------------------------

         (iii) inserting a new subsection after subsection B of Article FOURTH of the Certificate of Incorporation to read as follows:

                           "C.  Provisions relating to Common Stock.
                                -------------------------------------

                           (i) Subject to the preferential dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

                           (ii) Subject to the preferential liquidation rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

                           (iii) Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article Fourth, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class."

                  FOURTH: The Amendments have been duly adopted by the stockholders of the Corporation, at an annual meeting of stockholders of the Corporation held on December 29, 1999 in accordance with Section 211 of the DGCL.

                  FIFTH: The Amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 141 of the DGCL.

                  IN WITNESS WHEREOF, American Electromedics Corp. has caused this Certificate to be signed by its President as of the 29th day of December, 1999.

                                             /s/ Michael T. Pieniazek
                                             ------------------------------
                                             By:     Michael T. Pieniazek
                                             Title:  President


                                       2